As filed with the Securities and Exchange Commission on November 18, 2002	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-4151777 (I.R.S. Employer Identification No.)

345 East Main Street Warsaw, Indiana (Address of Principal Executive Offices)	46580 (Zip Code)

ZIMMER HOLDINGS, INC.
INDEPENDENT SALES REPRESENTATIVES
DEFERRED ANNUAL FINAL COMPENSATION
AND EQUITY INCENTIVE PLAN
(Full title of the plan)

Paul D. Schoenle, Esquire
Vice President, Senior Counsel and Secretary
Zimmer Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580
(Name and address of agent for service)

(574) 267-6131
(Telephone number, including area code, of agent for service)

Copy to:
David C. Worrell
Baker & Daniels
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300

CALCULATION OF REGISTRATION FEE

	Amount of shares	Proposed maximum	Proposed maximum
Title of Securities	to be	offering	aggregate offering	Amount of
to be registered	registered	price per share	price	registration fee

Common Stock, $0.01 par value	750,000(1)	$40.10(2)	$30,075,000(2)	$2,767(2)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on November 14, 2002, which was $40.10 per share.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
Opinion of Baker & Daniels
Consent of PricewaterhouseCoopers LLP
Deferred Annual Fin. Comp. & Equity Incentive Plan

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*	Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by Zimmer Holdings, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2002;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2002;

(4)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2002;

(5)	The Registrant’s Current Report on Form 8-K dated June 17, 2002; and

(6)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10-12B filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 001-16407), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

     The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 345 East Main Street, Warsaw, Indiana 46580, telephone (574) 267-6131.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     The Registrant’s certificate of incorporation provides that each person who was or is made or is threatened to be made a party to any action or proceeding by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended to provide broader indemnification rights than authorized prior to such amendment. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation also specifically authorizes the Registrant to maintain insurance and to grant similar indemnification rights to its employees or agents.

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     The Registrant has provided, consistent with the DGCL, in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transactions from which the director derived an improper personal benefit.

Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim for that, but for such provision, would accrue or arise prior to such amendment or repeal.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the

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Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on September 25, 2002.

ZIMMER HOLDINGS, INC.

By:	/s/ J. Raymond Elliott
J. Raymond Elliott Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of J. Raymond Elliott, David C. Dvorak, Sam R. Leno and Paul D. Schoenle, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of J. Raymond Elliott, David C. Dvorak and Paul D. Schoenle, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ J. Raymond Elliott J. Raymond Elliott	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	September 25, 2002

/s/ Sam R. Leno Sam R. Leno	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 25, 2002

/s/ James T. Crines James T. Crines	Vice President, Controller (Principal Accounting Officer)	September 25, 2002

/s/ Larry C. Glasscock Larry C. Glasscock	Director	September 25, 2002

/s/ Regina E. Herzlinger Regina E. Herzlinger	Director	September 25, 2002

/s/ John L. McGoldrick John L. McGoldrick	Director	September 25, 2002

/s/ Augustus A. White III Augustus A. White III	Director	September 25, 2002

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INDEX TO EXHIBITS

Exhibit
No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of Zimmer Holdings, Inc. (The copy of this Exhibit filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 13, 2001, is incorporated by reference.)

4.2	Restated Bylaws of Zimmer Holdings, Inc. (The copy of this Exhibit filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K dated November 13, 2001, is incorporated by reference.)

4.3	Specimen Common Stock certificate. (The copy of this Exhibit filed as Exhibit 4.1 to the Registrant’s Amendment No. 3 to Registration Statement on Form 10, dated July 6, 2001, is incorporated by reference.)

5	Opinion of Baker & Daniels regarding legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Baker & Daniels (included in Opinion filed as Exhibit 5).

24	Powers of Attorney (included on the Signature Page of the Registration Statement).

99	Zimmer Holdings, Inc. Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan